UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):  April 25, 2018 (April 19, 2018)

GRAFTECH INTERNATIONAL LTD.

(Exact Name of Registrant as Specified in Charter)

Delaware	1-13888	27-2496053
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

982 Keynote Circle

Brooklyn Heights, OH 44131

(Address of Principal Executive Offices)  (Zip Code)

(216) 676-2000

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR 230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR 240.12b-2).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 1.01                                           Entry into a Material Definitive Agreement.

Promissory Note

On April 19, 2018, prior to the closing of the initial public offering (the “Offering”) by GrafTech International Ltd. (the “Company”) of 35,000,000 shares of its common stock owned by BCP IV GrafTech Holdings LP (“Brookfield”), the Company declared a dividend in the form of a promissory note, dated as of and issued on April 19, 2018 (the “Promissory Note”), to Brookfield, substantially in the form previously filed as Exhibit 4.3 to the Company’s Registration Statement on Form S-1 (File No. 333-223791), as amended (the “Registration Statement”).  The $750 million Promissory Note is conditioned upon (i) the Senior Secured First Lien Net Leverage Ratio (as defined in the Credit Agreement, dated February 12, 2018, among GrafTech International Ltd., GrafTech Finance Inc., GrafTech Switzerland SA (“Swissco”) and GrafTech Luxembourg II S.À.R.L., as co-borrowers, the lenders and issuing banks party thereto and JPMorgan Chase Bank, N.A., as Administrative Agent and Collateral Agent, previously filed as Exhibit 10.1 to the Registration Statement (the “Credit Agreement”)), as calculated based on the Company’s final financial results for the first quarter of 2018, being equal to or less than 1.75:1.00, (ii) no Default or Event of Default (each as defined in the Credit Agreement) having occurred and continuing or that would result from the $750 million Promissory Note and (iii) the satisfaction of the conditions described in (i) and (ii) above occurring within 60 days from the dividend record date. If the condition in (i) is not met, the Promissory Note will be in such lesser amount as would result in the Senior Secured First Lien Net Leverage Ratio being equal to 1.75:1.00.

The Promissory Note will mature eight years from the date of issuance and will bear interest at a rate equal to the Adjusted LIBO Rate (as defined in the Promissory Note) plus an applicable margin equal to 4.50% per annum, with an additional 2.00% per annum starting from the third anniversary from the date of issuance. The Company is permitted to make voluntary prepayments at any time without premium or penalty. All obligations under the Promissory Note are unsecured and guaranteed by all of the Company’s existing and future domestic wholly owned subsidiaries that guarantee, or are borrowers under, (i) a $1,500 million senior secured term loan facility (the “Term Loan Facility”) and (ii) a $250 million senior secured revolving credit facility (the “Revolving Credit Facility” and, together with the Term Loan Facility, the “Senior Secured Credit Facilities”), which are provided for under the Credit Agreement. No funds will be lent or otherwise contributed by Brookfield in connection with the Promissory Note. As a result, the Company will receive no consideration in connection with its issuance.

The Promissory Note is required to be repaid in amounts equal to 5% per annum of the original principal amount in equal quarterly installments over the life of the Promissory Note, with the remainder due at maturity. The Company is permitted to make voluntary prepayments at any time without premium or penalty. The Company is required to prepay the Promissory Note (without payment of a premium) based on its Excess Cash Flow (as defined in the Credit Agreement and the Promissory Note) for each fiscal year commencing with the Company’s fiscal year ending December 31, 2019, payable at the option of Brookfield, after the required Excess Cash Flow prepayment of term loans under the Credit Agreement for such fiscal year. The amount of Excess Cash Flow prepayments for the Promissory Note for any fiscal year will be the lesser of (a) the amount of Excess Cash Flow not paid as a required prepayment of the term loans for such fiscal year and (b) the amount of Excess Cash Flow applied as a required prepayment of the term loans for such fiscal year (without taking into account any deductions to such amount required to prepay the Initial Term Loans (as defined in the Credit Agreement) as a result of voluntary prepayments and scheduled amortization repayments of the Initial Term Loans for such fiscal year). Any voluntary prepayments and scheduled amortization repayments of the Promissory Note will reduce the amount required to prepay the Promissory Note based on the Company’s Excess Cash Flow.

The Promissory Note contains covenants that, among other things, limit the Company’s ability and that of certain of the Company’s subsidiaries to incur additional indebtedness, which will permit incurrence of indebtedness for borrowed money only for: (i) existing indebtedness under the Initial Term Loans; (ii) borrowings under the Revolving Credit Facility; (iii) refinancing of indebtedness existing under the Credit Agreement; and (iv) indebtedness incurred to refinance and repay the Promissory Note in full. The

Promissory Note also contains covenants that, among other things, limit the Company’s ability and that of certain of the Company’s subsidiaries to (a) pay dividends or make other distributions or repurchase or redeem the Company’s capital stock; (b) prepay, redeem or repurchase certain debt; (c) make investments; (d) sell assets; (e) incur liens;(f) enter into transactions with affiliates; (g) enter into agreements restricting the Company’s subsidiaries’ ability to pay dividends; and (h) consolidate, merge or sell all or substantially all of the Company’s assets. The Promissory Note does not contain any covenant to maintain a particular financial metric or ratio. The Promissory Note also contains events of default, including change of control provisions.

Registration Rights Agreement

On April 23, 2018, in connection with the closing of the Offering, the Registration Rights Agreement, dated as of April 23, 2018 (the “Registration Rights Agreement”), was entered into by and among the Company and Brookfield, substantially in the form previously filed as Exhibit 4.1 to the Company’s Registration Statement. The Registration Rights Agreement provides Brookfield with certain demand registration rights, including shelf registration rights, in respect of any shares of the Company’s common stock or any of the Company’s debt securities held by it, subject to certain conditions and limitations. Brookfield is entitled to a limited number of demand registrations. In addition, in the event that the Company registers additional shares of common stock or debt securities for sale to the public following the completion of this Offering, the Company is required to give notice of such registration to Brookfield of the Company’s intention to effect such a registration, and, subject to certain limitations, include any shares of common stock or debt securities requested to be included in such registration held by it. The Company will be required to bear the registration expenses, other than underwriting discounts and commissions, associated with any registration of shares of common stock or debt securities pursuant to the Registration Rights Agreement. The Registration Rights Agreement includes customary indemnification provisions in favor of Brookfield, its affiliates, directors and officers against certain losses and liabilities (including reasonable legal expenses) resulting from any untrue statement or omission of material fact in any registration statement or prospectus pursuant to which Brookfield sells shares of the Company’s common stock or the Company’s debt securities, unless such liability arose from Brookfield’s misstatement or omission and Brookfield has agreed to indemnify the Company against losses caused by its misstatements or omissions, subject to certain limitations.

Stockholder Rights Agreement

On April 23, 2018, in connection with closing of the Offering, the Stockholder Rights Agreement, dated as of April 23, 2018 (the “Stockholder Rights Agreement”), was entered into by and among the Company and Brookfield, substantially in the form previously filed as Exhibit 4.2 to the Company’s Registration Statement. Under the Stockholder Rights Agreement, for so long as Brookfield owns or controls at least 25% of the Company’s outstanding common stock, Brookfield will have the right to nominate the higher of 37.5% of the members of the Board of Directors (the “Board”) and three members of the Board. Brookfield will also have the right to select the Chairman of the Board. In the event Brookfield owns or controls less than 25% of the Company, the Designated Directors (as defined in the Stockholder Rights Agreement) designated by Brookfield will promptly tender their resignations. The Board (excluding the Designated Directors) will have the option, but not the obligation, to accept the Designated Directors’ resignations. If the Board (excluding the Designated Directors) votes to accept these resignations, the Designated Directors will cease to be members of the Board. If the Board (excluding the Designated Directors) votes not to accept these resignations, the Designated Directors will continue to serve as members of the Board until the next annual meeting of the Company’s stockholders, regardless of the time remaining in their respective terms of office. The Stockholder Rights Agreement provides that the initial board members designated by Brookfield shall be Denis A. Turcotte, Ron A. Bloom and Jeffrey C. Dutton.

Tax Receivable Agreement

On April 23, 2018, in connection with closing of the Offering, the Tax Receivable Agreement, dated as of April 23, 2018 (“Tax Receivable Agreement”), was entered into between the Company and Brookfield Capital Partners IV GP, Ltd., in its capacity as representative of the Existing Stockholders (as defined in the Tax Receivable Agreement), substantially in the form previously filed as Exhibit 10.14 to the Company’s Registration Statement. The Tax Receivable Agreement provides the right to receive future payments from the Company to the Existing Stockholders of 85% of the amount of cash savings, if any, in U.S. federal income tax and Swiss tax that the Company or its subsidiaries realize as a result of the utilization of certain tax assets attributable to periods prior to the Offering, including certain federal net operating losses (or “NOLs”), previously taxed income under Section 959 of the Internal Revenue Code of 1986, as amended from time to time, foreign tax credits, and certain NOLs in Swissco. In addition, the Company will pay interest on the payments it will make to the Existing Stockholders with respect to the amount of this cash savings from the due date (without extensions) of the Company’s tax return where the Company realizes this savings to the payment date at a rate equal to LIBOR plus 1.00% per annum.

Item 2.03                                           Creation of a Direct Financial Obligation or an Obligation Under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth under Item 1.01 above regarding the Promissory Note is incorporated herein by reference.

Item 3.03                                           Material Modification to Rights of Security Holders.

The information set forth under Item 1.01 above regarding the Promissory Note is incorporated herein by reference.

Item 5.02                                           Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On April 3, 2018, the Board increased its size to provide for three additional directors and appointed each of Messrs. Brian L. Acton, Michel J. Dumas and Anthony R. Taccone as directors of the Company, effective as of April 19, 2018. The Board is currently comprised of seven directors. Mr. Acton has also been appointed to the Audit Committee and Governance and Compensation Committees. Mr. Dumas has been appointed to the Audit Committee and will serve as Chairman. Mr. Taccone has been appointed to the Audit Committee and Governance and Compensation Committees.

Mr. Acton has more than 25 years’ experience in the mining and bulk materials distribution industry, primarily devoted to marketing coal, petroleum coke and other raw materials. Mr. Acton has extensive experience as a distribution and logistics provider to the coal industry throughout Canada and South America, Asia and Europe. Since August 2013, Mr. Acton has served as President at Pac Basin Resources LLC, a mining and metals company. From July 2010 to June 2013, Mr. Acton served as a consultant to Oxbow Carbon & Minerals Holdings, Inc. From 1996 to 2009, Mr. Acton served as President and COO of Oxbow Carbon and Minerals Holdings, Inc. and as President and Chief Operating Officer at Oxbow Energy Solutions, LLC from 1985 until 2010. Mr. Acton served on the board of directors of Adriana Resources Inc. from March 2012 to February 2017. While on the board of directors, Mr. Acton served as Chair of the Compensation Committee from 2012 to 2017 and as a member of the Audit Committee from 2014 to 2017. Mr. Acton is a graduate of Queen’s University with both a Bachelors of Science in Mining Engineering and Applied Science and a Masters in Business Administration.

Mr. Dumas has over thirty years of experience in the lumber, pulp and paper industries. From 1997 until 2017, Mr. Dumas served as the Executive Vice President, Finance and Chief Financial Officer of Tembec, Inc., based in Quebec. Mr. Dumas also served on the board of directors of Tembec, Inc. from January 2011 to February 2017 and from July 2001 to September 2008. Mr. Dumas served as a director of Marathon Pulp Inc. from February 2000 to February 2009 and of Jager Building Systems from August 2001 to September 2008. From 1991 to 1997, Mr. Dumas was Vice President, Finance and Chief Financial Officer at Spruce Falls Inc., a newsprint mill. Prior to joining Spruce Falls Inc., from 1985 to 1991, Mr. Dumas served as Controller at Tembec, Inc. Mr. Dumas received his undergraduate degree in Commerce from University of Ottawa.

Mr. Taccone has over thirty years of experience consulting to companies in the global steel industry and companies with interests in the steel industry, including suppliers, customers and investors. Since March 1998, Mr. Taccone has served as a Founding Partner and co-owner of First River LLC, a boutique strategy consulting firm. While at First River, Mr. Taccone has worked with senior management teams, boards of directors, investors and government agencies on challenging and complex issues facing companies in the steel industry, including financial restructurings, capacity rationalizations, mergers and acquisitions, major capital investment decisions, raw material integration strategies, and investments in downstream businesses. Prior to joining First River, Mr. Taccone was a strategy consultant at Beddows & Company from 1988 to 1998. From 1994 until 1998, Mr. Taccone was the North American practice leader and served on Beddows and Company’s Board of Directors. Prior to his career as a steel industry consultant, Mr. Taccone worked as a Country Risk Economist from 1985 to 1987 and an Industry Economist from 1987 to 1988 at Mellon Bank. Mr. Taccone received his undergraduate degree in economics from Washington & Jefferson College and a Masters degree in economics from Duke University.

Upon their appointment to the Board, as non-employee directors, each of Messrs. Acton, Dumas and Taccone became entitled to an annual retainer of $125,000, payable in equal installments at the end of each quarter. All out-of-pocket business travel and accommodation expenses will be reimbursed. Mr. Dumas will also receive an additional retainer of $15,000 for serving as Chairman of the Audit Committee. Messrs. Acton, Dumas and Taccone will be required, within five years of joining the Board, to acquire shares or share equivalents in the Company having a value equal to at least three times the then annual retainer ($375,000 initially), in the aggregate. Prior to achieving this, Messrs. Acton, Dumas and Taccone will receive fifty percent of their annual retainer in deferred share units (“DSUs”), which will be fully vested upon grant. DSUs will count towards the minimum holding requirement. After achieving the threshold, there will not be any further requirement for them to receive their compensation in the form of additional DSUs; however, the share ownership threshold test will be calculated each year in December and in the event that any of them who previously met the threshold no longer does, that director will need to acquire more common shares or to elect to receive a portion of his annual retainer in DSUs for the following year in order to satisfy the minimum share ownership test by the following December.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GRAFTECH INTERNATIONAL LTD.

Date: April 25, 2018	By:	/s/ Quinn J. Coburn
Quinn J. Coburn
Chief Financial Officer, Vice President Finance and Treasurer